UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2014

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800, Newport Beach, California	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Sale of Interest in Dallas Clean Energy, LLC

On December 29, 2014 (the “Closing Date”), Mavrix, LLC (“Mavrix”), a wholly owned subsidiary of Clean Energy Fuels Corp. (“Clean Energy”), entered into a Membership Interest Purchase Agreement (the “Agreement”) with Cambrian Energy McCommas Bluff III LLC (“Cambrian”), pursuant to which Clean Energy, through Mavrix, sold its entire 51% interest in Dallas Clean Energy, LLC (“DCE”) to Cambrian.  DCE owns all of the equity interests in Dallas Clean Energy McCommas Bluff, LLC, which owns a renewable natural gas extraction and processing project at the McCommas Bluff landfill in Dallas, Texas (the “Project”).  As consideration for the sale of DCE, Clean Energy, through Mavrix, received $40.6 million in cash on the Closing Date and may receive up to an additional $3.0 million in cash on or before August 14, 2015, subject to the results of certain performance tests to be performed at the Project on or before August 1, 2015 in accordance the terms of the Agreement.  Prior to the Closing Date, Cambrian owned the remaining 49% interest in DCE.  Clean Energy will continue to have the right to market and sell biomethane produced at the McCommas Bluff project under its Redeem renewable natural gas vehicle fuel brand.

Also on the Closing Date, Mavrix delivered $13.6 million of the cash proceeds paid to it under the Agreement to Massachusetts Mutual Life Insurance Company as payment in full of all outstanding indebtedness under the Note Purchase Agreement dated as of April 25, 2013 (the “NPA”) and a related secured promissory note (the “Note”).  Such amount includes approximately $750,000 as payment of an early termination fee required pursuant to the terms of the NPA and the Note.  Concurrently with such payment, the Note Purchase Agreement, the Note and all other documents related thereto were terminated in full.

The foregoing description of the Agreement and the Note Purchase Agreement do not purport to be complete and are qualified in their entirety by the complete text of each such document, copies of which are attached as Exhibit 2.10 to this Current Report on Form 8-K and Exhibit 10.82 to Clean Energy’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2013, respectively, and are incorporated herein by reference.  The Agreement contains customary representations and warranties by the parties thereto, which were made only for the purposes of the Agreement as of specific dates, may have been qualified by certain disclosures between the parties, are subject to a contractual standard of materiality different from those generally applicable to stockholders, among other limitations, and should not be relied upon as a disclosure of factual information.  Clean Energy issued a press release on January 5, 2015 regarding the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Amendment to GE Credit Agreement

On November 7, 2012, Clean Energy, through two wholly owned subsidiaries (the “Borrowers”), entered into a Credit Agreement (“Credit Agreement”) with General Electric Capital Corporation (“GE”).  Pursuant to the Credit Agreement, GE agreed to loan to the Borrowers up to an aggregate of $200 million to finance the development, construction and operation of two liquefied natural gas (“LNG”) production facilities (individually a “Project” and together the “Projects”), each with an expected production capacity of approximately 250,000 LNG gallons per day.

On December 29, 2014, the Borrowers and GE entered into an Amendment to the Credit Agreement (the “Credit Agreement Amendment”) providing, among other things, that (i) the Credit Agreement will terminate if the initial loans under the Credit Agreement (collectively, “Loans” and, with respect to each Project “Tranche A Loans” and “Tranche B Loans”) for the Projects are not made prior to December 31, 2016 (rather than December 31, 2014, as the Credit Agreement originally provided), (ii) each Project must be completed by the earlier of (a) the date that is thirty months after the funding of the initial Loans with respect to such Project and (b) December 31, 2018 (rather than December 31, 2016, as the Credit Agreement originally provided), and (iii) prior to the funding of the Loans, the Borrowers will be required to enter into agreements with GE Oil & Gas, Inc. relating to the purchase of equipment for the Projects.  Except as expressly provided in the Credit Agreement Amendment, all terms of the Credit Agreement remain unchanged and in full force and effect in accordance with their original terms, including, without limitation, the conditions to the Borrowers’ ability to obtain the Loans from GE under the Credit Agreement.

Also on December 29, 2014, Clean Energy and GE entered into an amendment to a warrant (the “Warrants Amendment”) that was originally issued to GE concurrently and in connection with the execution of the Credit Agreement (such warrant, the “Warrant”). The Warrant entitles GE to purchase up to an aggregate of five million shares of Clean Energy’s common stock, par value $0.0001 per share (“Shares”), at a price per share of $0.01. The Shares subject to the Warrant, as originally issued, were to become exercisable pursuant to the following schedule: (i) 500,000 Shares were immediately exercisable (the “Commitment Fee Shares”), (ii) an additional 1,250,000 shares were to become exercisable at the time that the first Tranche A Loan is made under the Credit Agreement, (iii) an additional 1,250,000 shares were to become exercisable at the time that the first Tranche B Loan is made under the Credit Agreement, (iv) an additional 1,000,000 shares were to become exercisable at the time that Tranche A Loans in aggregate principal amount of at least $15 million have been made under the Credit Agreement, and (v) the remaining 1,000,000 shares were to become exercisable at the time that Tranche B Loans in aggregate principal amount of at least $15 million have been made under the Credit Agreement; provided, however, that if no Loans were made as contemplated by (ii) through (v) above pursuant to the Credit Agreement, an additional 500,000 Shares (the “Termination Shares”) were to become exercisable.  The Warrants Amendment amends the Warrant to provide that the Shares subject to the Warrant become exercisable pursuant to the following schedule: (i) the Commitment Fee Shares continue to be immediately exercisable, (ii) the Termination Shares become exercisable at any time (during the term of the Warrant) on or after December 31, 2014, (iii) an additional 1,250,000 shares become exercisable at the time that the first Tranche A Loan is made under the Credit Agreement, (iv) an additional 1,250,000 shares become exercisable at the time that the first Tranche B Loan is made under the Credit Agreement, (v) an additional 750,000 shares become exercisable at the time that Tranche A Loans in aggregate principal amount of at least $15 million have been made under the Credit Agreement, and (vi) the remaining 750,000 shares become exercisable at the time that Tranche B Loans in aggregate principal amount of at least $15 million have been made under the Credit Agreement.  Except as expressly provided in the Warrants Amendment, all terms of the Warrant remain unchanged and in full force and effect in accordance with their original terms.

The foregoing description of the Credit Agreement, the Credit Agreement Amendment, the Warrant and the Warrants Amendment is only a summary of the terms of each such agreement and is qualified by reference to the full text of each document.  The Warrants Amendment and the Credit Agreement Amendment are filed as Exhibits 4.15 and 10.97, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The Credit Agreement and the Warrant are described in and filed as Exhibits 10.70 and 10.73, respectively, to Clean Energy’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2012, which documents and descriptions are incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report regarding the termination of the NPA and the Note is incorporated by reference into this Item 1.02.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report regarding the Agreement is incorporated by reference into this Item 2.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet. Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement and the Credit Agreement Amendment is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Warrant and the Warrant Amendment is incorporated by reference into this Item 3.02.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.10	Membership Interest Purchase Agreement dated December 29, 2014, between Mavrix, LLC and Cambrian Energy McCommas Bluff III LLC*

4.15	Warrants Amendment dated December 29, 2014, by and among Clean Energy Fuels Corp., General Electric Company and GPFS Securities Inc.

10.97	Amendment to Credit Agreement dated December 29, 2014, by and among Clean Energy Tranche A LNG Plant, LLC, Clean Energy Tranche B LNG Plant, LLC and General Electric Capital Corporation.

99.1	Press Release issued by Clean Energy, dated January 5, 2015.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Clean Energy may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Forward-Looking Statements

This Form 8-K, including the exhibits filed herewith, contains certain forward-looking statements regarding the disposition of DCE to Cambrian, including, without limitation, statements regarding the potential amount of contingent consideration that may be paid to Clean Energy in the future.  Actual events or results may differ materially from those contained in these forward-looking statements.  Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, the results of certain performance tests to be performed at the Project on or before August 1, 2015 in accordance the terms of the Agreement.  The Company is under no duty to update any of the forward-looking statements after the date of this Current Report on Form 8-K to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2015		Clean Energy Fuels Corp.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer